SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 22, 2003

FILM ROMAN, INC.

(Exact name of registrant as specified in charter)

Delaware	000-29642	95-4585357
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12020 Chandler Blvd., Suite 300

North Hollywood, California 91607

(Address of Principal Executive Offices) (ZIP Code)

(818) 761-2544

Registrant’s Telephone Number, Including Area Code

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 1.    CHANGE OF CONTROL OF REGISTRANT

On May 22, 2003, the Film Roman, Inc. (the “Company”) completed a previously announced stock purchase transaction pursuant to a Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1, whereby Digital Production Solutions, Inc. (“DPS”) acquired a controlling interest in the Company through an issuance of 10,454,157 shares of the common stock (“Common Stock”) of the Company. In addition, DPS agreed to lend the company up to $2,059,125.87 pursuant to a Loan Agreement and Convertible Note, copies of which are attached hereto as Exhibits 10.1 and 10.2. Upon execution of the Loan Agreement, DPS loaned the Company the sum of $59,125.87. Based on the conversion price of $0.09 per share set forth in the Convertible Note, this balance is currently convertible into 656,954 shares of Common Stock of the Company. As a result of the foregoing transactions, DPS currently beneficially owns 56.43% of the outstanding shares of Common Stock of the Company. If and when the Company draws additional amounts under the Loan Agreement, DPS will be entitled to convert these amounts into shares of Common Stock of the Company.

Digital Production Solutions is the animation production unit of IDT Media. IDT Media is a subsidiary of IDT Corporation (NYSE: IDT, IDT.C), a multinational carrier, telephone and technology company. The purchase price for the shares of Common Stock issued pursuant to the Stock Purchase Agreement was $940,874.13 and was funded by an intercompany transfer of funds by IDT Corporation from cash on hand.

In connection with the transactions, the Company agreed to name Steven R. Brown, Morris Berger and Mitch Burg as members of the board of directors of the Company effective as of the closing of the transactions. In addition, subsequent to the closing and pending compliance with applicable law, Yehuda Wurtzel will be appointed to the board of directors and the Company will establish a special committee of the board of directors to oversee, among other things, the borrowing of funds under the Loan Agreement.

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Item 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE

Pursuant to the terms of the Stock Purchase Agreement, Robert Cresci and Peter Mainstain have resigned as directors of the Company effective as of May 22, 2003.

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Item 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.

A list of exhibits filed with this report is contained on the Exhibit Index immediately preceding such exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FILM ROMAN, INC.

By:	/s/ Dixon Q. Dern
Dixon Q. Dern, Secretary and Director

Dated:    May 29, 2003

EXHIBIT INDEX

Exhibit	Description
2.1

Stock Purchase Agreement dated as of May 22, 2003 by and between Digital Production Solutions, Inc. and Film Roman, Inc. [The schedules and exhibits to the Stock Purchase Agreement have been omitted in accordance with the instructions to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to provide a copy of the schedules and exhibits to the staff of the Securities and Exchange Commission upon request.]

10.1	Loan Agreement dated as of May 22, 2003 by and between Digital Production Solutions, Inc. and Film Roman, Inc.

10.2	Convertible Note dated as of May 22, 2003 by and between Digital Production Solutions, Inc. and Film Roman, Inc.